                                                                    POWER OF
ATTORNEY

     Know All Men By These Presents:

That Charles Dennis Carlton made, constituted and appointed, and by these presents does make, constitute and appoint the Chief Executive Office ("CEO")
and the Chief Financial Officer ("CFO")  of CenterState Banks of Florida, Inc.
(the "Company"), or either of them, my lawful attorney for me and in  my name, place and stead, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as I might or could do it personally present, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney or substitute shall lawfully do or cause to be done by virtue hereof in connection with the execution and delivery of the following documents for and on behalf of the undersigned:

All Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended, and the rules and regulations thereunder, and to do and perform all necessary or desirable acts to complete and execute any of those
Forms 3, 4 or 5 or any amendments, and timely file those Forms with the
Securities and Exchange Commission and any stock exchange or similar authority;
and take other action in connection with the foregoing which, in the opinion of either the CEO or the CFO is in my best interests or legally required.

In Witness Whereof, I have hereunto set my hand and seal the 22nd day of  May,
2008.

Signed, sealed and delivered in the presence of :

/s/ James J. Antal                 /s/ C. Dennis Carlton
Witness Signature          4131 Moores Lake Road
         Valrico, FL 33594
James J. Antal
Printed Name

/s/ Jerry Ball
Witness Signature

Jerry Ball
Printed Name

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

 The foregoing instrument was acknowledged before me this 22nd day of May, 2008, by C. Dennis Carlton.
        /s/ Judith A. Hamblin
        Notary Public, State of Florida
Personally Known X